Exhibit 99.1

World Headquarters 6718 W. Plank Rd. Peoria, IL 61604 USA Ph: 309-697-4400 Fax: 309-697-5612

FOR IMMEDIATE RELEASE:

For Further Information:
Horace Ward
President & Chief Executive Officer
(309) 633-6886
horace.ward@rohnnet.com

ROHN INDUSTRIES, INC. ENTERS INTO AGREEMENT FOR SALE OF ASSETS

        FRANKFORT, IN, November 14, 2003 – ROHN Industries, Inc. (the “Company”), a provider of infrastructure equipment to the telecommunications industry that is a Debtor-in-Possession under Chapter 11 of the United States Bankruptcy Code, announced today that the Company and its subsidiaries that are party to the bankruptcy proceeding entered into an Asset Purchase Agreement with SPX Corporation, a Delaware corporation. The Asset Purchase Agreement provides for the sale of certain of the assets of the Company and the affected subsidiaries to SPX Corporation for the amount of $5,450,000. On November 13, 2003, the Company filed with the United States Bankruptcy Court for the Southern District of Indiana (“Bankruptcy Court”) an Amended Motion of the Debtors for Entry of an Order: (I) Authorizing the Sale of Certain Assets Outside of the Ordinary Course of Business Free and Clear of Liens; (II) Establishing Bidding Procedures and Approving Certain Bid Protections; and (III) Approving Form and Manner of Notice Thereof. Through the Motion, the Company seeks Court approval of the Asset Purchase Agreement and authority to sell the assets, after an opportunity is provided for competitive bidding.

        A hearing to consider proposed bid procedures is scheduled to be held before the Bankruptcy Court on November 25, 2003 at 3:00 p.m. The bidding auction is scheduled to be held on December 8, 2003 at the offices of Ice Miller, counsel for the Company, One American Square, Suite 3400, Indianapolis, Indiana 46204. The hearing to consider approval of the sale of assets is scheduled to be held before the Bankruptcy Court on December 9, 2003 at 9:00 a.m. The aforementioned dates are subject to rescheduling as determined by the Bankruptcy Court, and may be adjourned from time to time.

        Interest in participation in the bidding process should be directed to the Company, or to counsel for the Company, Henry A. Efroymson, ICE MILLER, One American Square, Box 82001, Indianapolis, Indiana 46282-0002, telephone number (317) 236-2397 and e-mail address henry.efroymson@icemiller.com or to Brian Metzger, Silverman Consulting, 5750 Old Orchard Road, Suite 520, Skokie, Illinois 60077, telephone number (847) 470-0200 and e-mail address bmetzger@silvermanconsulting.net.

        Statements in this press release include “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The Company’s actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of the Company’s customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; the Company’s implementation of our growth objectives in foreign markets; the Company’s indebtedness, which could restrict its operations, making it more vulnerable to adverse economic conditions and making it more difficult for us to implement its business strategy; liquidity problems that confront or may confront the Company; the Company’s inability to obtain bonding required for certain customer contracts or potential contracts; liabilities arising from an engineering problem with the Company’s internal flange poles and a testing and repair program undertaken by the Company in connection with that problem; unexpected problems and costs the Company may encounter or incur in consolidating our manufacturing operations at its facilities in Frankfort, Indiana; the Company’s Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting the industry in which the Company operates. The cautionary statement contained in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2002 is incorporated herein by reference. Forward-looking statements are given as of the date of this release and the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.